EXHIBIT 21

MERITAGE HOMES CORPORATION
LIST OF SUBSIDIARIES

State of Organization	Legal Entity
Arizona	Meritage Homes of Arizona, Inc.
Arizona	Meritage Paseo Crossing, LLC
Arizona	Meritage Homes Construction, Inc.
Arizona	Meritage Paseo Construction, LLC
Arizona	Meritage Homes of Colorado, Inc.
Arizona	Meritage Homes of Nevada, Inc.
Arizona	MTH-Cavalier, LLC
Arizona	MTH Golf, LLC
Arizona	Meritage Homes Operating Company, LLC
Arizona	Meritage Homes of Texas, LLC
Arizona	Meritage Homes of Texas Holding, Inc.
Arizona	WW Project Seller, LLC
Arizona	Meritage Homes of the Carolinas, Inc.
Arizona	Meritage Homes of Tennessee, Inc.
Arizona	MLC Holdings, Inc.
Arizona	Meritage Homes of Georgia, Inc.
Arizona	Meritage Homes of Georgia Realty, LLC
Arizona	MTH GA Realty, LLC
Arizona	Meritage Homes of South Carolina, Inc.
Arizona	MTH SC Realty LLC
Arizona	Buckeye Land, L.L.C.
Arizona	Arcadia Ranch, L.L.C.
Arizona	Sundance Buckeye, LLC
Arizona	MTH Realty LLC
Arizona	Meritage Cares Foundation
Arizona	MTH Shelf Co., Inc.
California	Meritage Homes of California, Inc.
California	California Urban Homes, LLC
Florida	Meritage Homes of Florida, Inc.
Florida	Meritage Homes of Florida Realty LLC
Texas	Meritage Holdings, L.L.C.
Texas	Meritage Homes of Texas Joint Venture Holding Company, LLC
Texas	Carefree Title Agency, Inc.
Delaware	M&M Fort Myers Holdings, LLC